Exhibit 99.1
Squarespace Enters Definitive Agreement to Acquire Google Domains Assets
Transfer Of Approximately 10 Million Domains Expands Squarespace’s Leading Domains Business And Opens Up Millions To Its Platform Offerings

New York, June 15, 2023 – Squarespace Inc. (NYSE: SQSP), the design-driven platform helping entrepreneurs build brands and businesses online, announced today it has entered into a definitive asset purchase agreement with Google, whereby Squarespace will acquire the assets associated with the Google Domains business, which will be winding down following a transition period. This purchase includes approximately 10 million domains hosted on Google Domains spread across millions of customers.

“We are exceptionally proud to be chosen to serve the customers of the Google Domains business,” said Anthony Casalena, Founder & CEO of Squarespace. “Domains are a critical part of web infrastructure and an essential piece of every business’s online presence. We look forward to serving these new customers as we have served millions using our domain products, and are committed to ensuring a seamless transition.”

“In keeping with our efforts to sharpen our focus, we have entered into a definitive agreement with Squarespace for the acquisition of customer accounts of the Google Domains registrar business,” said Matt Madrigal, Vice President and General Manager, Merchant Shopping of Google. “Supporting a smooth transition for customers over the coming months, with the help of the Google Domains team, is our top priority. Squarespace can provide an integrated experience of purchasing and managing domains along with offering other tools that these customers may need to build their online presence.”

Under the terms of the agreement, Squarespace will honor all existing Google Domains customers' renewal prices for at least 12 months following the closing of the transaction, as well as provide additional incentives to encourage Google Domains customers to build a website with Squarespace and adopt other Squarespace offerings. Further, Squarespace will be leveraging Google’s infrastructure powering the Google Domains product during the migration period in order to ensure the seamless transfer of domains.

Upon closing, Squarespace, a long- time reseller of Google Workspace, will become the exclusive domains provider for any customer purchasing a domain along with their Workspace subscription from Google directly for a minimum of three years. Squarespace will also provide billing and support services to Google Workspace customers that signed up for the service through Google Domains. Customers will continue to have the option to make changes to their domains account at any time.

The transaction is expected to close in the third quarter of 2023, and is subject to certain regulatory approvals and customary closing conditions. While the majority of the benefits of this deal will be realized in 2024 and beyond, Squarespace believes this deal will be meaningfully accretive to its business from both a revenue and free cash flow perspective over time.

Squarespace management will host a conference call today, June 15 at 5:00pm ET. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call.

About Squarespace
Squarespace (NYSE: SQSP) is a design-driven platform helping entrepreneurs build brands and businesses online. Our products empower millions in more than 200 countries and territories with all the tools they need to create an online presence, build an audience, monetize, and scale their business. Our suite of products range from websites, domains, ecommerce, and marketing tools, as well as tools for scheduling with Acuity, creating and managing social media presence with Bio Sites and Unfold, and hospitality business management via Tock. For more information, visit www.squarespace.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding the proposed transaction, including statements regarding the benefits and impact of the transaction and the anticipated timing of the transaction. The words "believe," "may," "will," "estimate,” "continue," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. In light of these assumptions and the risks and uncertainties that could impact Squarespace’s business or this transaction, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Media
Kaitlyn Rawlett
Press@Squarespace.com

Investor Relations
Clare Perry
Investors@Squarespace.com

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